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                                                                   EXHIBIT 10.17

                           THE WACKENHUT CORPORATION
                          SENIOR MANAGEMENT BONUS PLAN
                                FOR FISCAL 2001

Eligibility and     Eligibility in this plan is limited to the Senior Officers,
Participation       which presently includes the following:

                    - EVP & President -- North American Operations Group
                    - EVP -- Chief Financial Officer
                    - SVP & President -- Wackenhut International, Inc.
                    - SVP -- Corporate Planning & Development and President
                      & CEO, Wackenhut Resources, Inc.
                    - SVP -- Human Resources

Target Incentive    For fiscal year 2001, the percentages defined for each
Awards              participant are shown below.

                                                 Target Incentive Award
                    Position                   As a Percent of Base Salary
                    --------                   ---------------------------
                    EVPs                                    35%
                    SVPs                                    35%

                                               Corporate         Business Unit
Performance         Performance Measures      Participants       Participants
Measures            ---------------------     ------------       -------------
                    Corporate Revenues             30%                 30%
                    Corporate Income
                      Before Tax                   70%                 30%
                    Business Unit Service
                      Profit                        0%                 40%
                                                  ---                 ---
                    Total                         100%                100%

Definition of       This definition excludes extraordinary items and changes in
Corporate           accounting principles, as defined by GAAP.
Income
                    Extraordinary items, as defined by GAAP, include items of a very unusual and infrequent nature, a good example of which is a loss incurred in the early extinguishment of debt.

                    Changes in accounting principles as a result of new pronouncements or requirements issued by accounting authorities such as SEC, FASB, etc.
                    Non-recurring and unusual items not included or planned for in the budgeted bonus targets may be excluded from the corporate income before income taxes, as defined, at the recommendation of management and at the discretion and agreement of the Nominating and Compensation Committee.


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
Award                    Based on performance achieved during the year, a
Determination            participant's award payout will be a function of performance against pre-established goals for each performance
                         measure, as shown in the following chart:

                         Performance                              Payout as Percent
                         Achieved                             of Target Incentive Award
                         -----------                          -------------------------

                         Outstanding                                    150%
                         Target                                         100%
                         Threshold                                       50%
                         Below threshold                                  0%

                         Threshold, Target, and Outstanding performance levels will be defined at the beginning of each year for each performance measure.

Discretionary            For other plan participants, the CEO and COO may recommend
Judgment                 an adjustment to an individual's incentive award to reflect individual performance. All recommended adjustments will be subject to review and approval by the Committee.

                         Adjustments will be based on the following guidelines:

                         Evaluation of                                Multiply
                         Individual Performance                       Award By:
                         ----------------------                       ---------

                         Outstanding                                    150%
                         Normal Performance                             100%
                         Clearly below desired                        0%-80%

Governance               The Nominating and Compensation Committee of the Board of
                         Directors of The Wackenhut Corporation is responsible for
                         the administration and governance of the plan. Actions
                         requiring Committee approval include final determination
                         of plan eligibility and participation, identification of
                         performance goals, and final award determination. The
                         decision of the Committee shall be conclusive and binding
                         on all participants.


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